Exhibit 10.4

Amendment No. 3 to
Third Amended and Restated Loan and Security Agreement

This Amendment No. 3 to Third Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of September 29, 2021 and is entered into by and among America’s Car-Mart, Inc., a Texas corporation (“Parent”), Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), Texas Car-Mart, Inc., a Texas corporation (“TCM”) (each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BMO Harris Bank N.A., as agent for the Lenders (in such capacity, “Agent”), lead arranger and book manager for the Lenders. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

Witnesseth

Whereas, Parent, Borrowers, Lenders and Agent have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of September 30, 2019, (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”; the Loan Agreement, as amended by this Amendment, the “Amended Loan Agreement”);

Whereas, Parent, Borrowers, the Required Lenders and Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

Now, Therefore, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

Section 1.            Amendments to the Loan Agreement.

1.1.       The defined terms “Eligible Assignee”, “Fee Letter”, “Letter of Credit Subline”, “Modified Contracts”, “Revolving Credit Termination Date” and “Trigger Period” appearing in Section 1.1 of the Loan Agreement shall be amended and restated to read in their entirety as follows:

“Eligible Assignee” means (a) any Lender (other than a Defaulting Lender), Affiliate of such Lender or Approved Fund of such Lender; (b) in the absence of a Default or an Event of Default, an assignee approved by Borrowers (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent (which approval shall not be unreasonably withheld or delayed); or (c) any other Person approved by the Agent in its discretion.

“Fee Letter” means the fee letter agreement dated as of September 29, 2021, among Agent and Borrowers.

“Letter of Credit Subline” means $5,000,000.

“Modified Contract” means, at any time the same is to be determined, a Vehicle Contract (a) that has been rewritten, restructured, amended or otherwise modified from its original terms seven (7) or more times, or (b) where the term of such Vehicle Contract has been extended (pursuant to one or more modifications) more than one hundred eighty (180) days from the original termination date. Notwithstanding the foregoing to the contrary, modifications solely to (i) change the day of the month when scheduled payments are made, or (ii) cure ambiguities, omissions, mistakes or defects shall not, in each case, be deemed a Modified Contract.

“Revolver Commitment Termination Date” means the earliest to occur of (a)  September 29, 2024; (b) the date on which any Borrower terminates its applicable Revolver Commitments pursuant to Section 2.1.4 or Section 2.2.4; or (c) the date on which any Revolver Commitment is terminated pursuant to Section 11.2.

“Trigger Period” means the period (a) commencing upon any day that a Trigger Event occurs and (b) ending on the day on which, during the preceding 90 consecutive days (i) no Event of Default has existed and (ii) the sum of ACM-TCM Availability and Colonial Availability has at all times been greater than 10% of the aggregate Revolver Commitments; provided, that any action taken pursuant to Section 5.6 herein during a Trigger Period shall not be terminated more than three (3) times during the term of this Agreement.

1.2.       Clause (o) of the defined term “Eligible Vehicle Contracts” appearing in Section 1.1 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

(o)       the Vehicle Contract is not a Modified Contract unless the Contract Debtor thereon has made full contractual payments for at least seventy-five (75) consecutive days in the amounts called for by the terms of such Vehicle Contract after such Vehicle Contract has been rewritten, restructured, amended or otherwise modified or the term of such Vehicle Contract has been extended; provided, that the amount of any such Modified Contract shall be limited by the provision set forth in defined term “Colonial Contracts Formula Amount”;

1.3.       The defined term “Eligible Vehicle Contracts” appearing in Section 1.1 of the Loan Agreement shall be and hereby is amended by deleting the period at the end of clause (r) and replacing it with “; and” and immediately thereafter, inserting a new clause (s) to read in its entirety as follows:

(s)       the Vehicle Contract has not been charged off or required to be charged off pursuant to the Credit Guidelines.

1.4.       Clauses (i) and (ii)(a) of the defined term “Permitted Distributions” appearing in Section 1.1 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

(i)(a) the Subsidiaries of Parent to Parent in an aggregate amount not greater than $50,000 per year in order to provide the funds necessary for Parent to repay its obligations under the AFI Note (“AFI Payment”) and (b) Auto Finance Investors, Inc. to the holder of its preferred stock in amount not to exceed the AFI Payment, so long as no Default or Event of Default exists immediately before and after giving effect to each such Distribution, and

(ii)(a)(1) immediately before and after giving effect to such repurchase, the aggregate amount of such repurchases consummated after September 30, 2021 does not exceed $50,000,000 (net of proceeds received from exercise of stock options),

1.5.       Section 2.1.7(b) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

(b)       the aggregate amount of all such Revolver Increases after September 30, 2021 shall not exceed $100,000,000 and any such Revolver Increase shall be in an amount not less than $5,000,000 (or such lesser amount then agreed to by the Agent);

1.6.       Section 3.11 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

Section 3.11. Effect of Benchmark Transition Event.

(a)       Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)       Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(c)       In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)       The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, Term SOFR Event or Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.11.

(e)       Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)       Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(e)       Certain Defined Terms. As used in this Section titled “Effect of Benchmark Transition Event”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.11.

“Benchmark” means, initially, the LIBOR Index Rate; provided that if a Benchmark Transition Event, a Term SOFR Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Index Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) or (b) of Section 3.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)       the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)       for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)       the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)       for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)       in the case of a Term SOFR Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.11 (b); or

(4)       in the case of an Early Opt-in Election, the 6th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.11 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.11.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Index, the occurrence of:

(1)       a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)       the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Index, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBOR Index, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant

Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.11 that is not Term SOFR.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Event.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

1.7.       Section 5.5.2(d) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

(d)       Fourth, Intentionally Omitted;

1.8.       Section 10.2.3. of the Loan Agreement shall be amended and restated to read in its entirety as follows:

Section 10.2.3. Capital Expenditures. Make Capital Expenditures in excess of $35,000,000 in the aggregate during any Fiscal Year.

1.9.       Section 15.1.1(d) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(d)       without the prior written consent of all Lenders, no modification shall (i) alter Section 7.1 (except to add Collateral) or 15.1.1; (ii) amend or alter Section 5.5.2 or 12.6, or the definition of Pro Rata in a manner that would alter the pro rata sharing of payments or order of application required thereby, (iii)  amend the definition of Borrowing Base (or any defined term used in such definition) or Required Lenders; (iii) increase any advance rate; (iv) release all or substantially all of the Collateral; or (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

1.10.       The Agent and the Borrowers hereby acknowledge and agree that (i) Wells Fargo Bank, N.A. and BOKF, NA d/b/a BOK Financial are hereby designated as Co-Syndication Agents and (ii) MUFG Union Bank, N.A. and First Horizon Bank are hereby designated as Co-Documentation Agents.

1.11.       Schedule 1.1 of the Loan Agreement shall be amended and replaced by Schedule 1.1 attached hereto.

Section 2.          Conditions.

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

2.1.       The Parent, the Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment.

2.2.       The Agent shall have received the duly executed Colonial Revolver Notes and ACM-TCM Revolver Notes for each Lender that requests a Revolver Note.

2.3.       Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

2.4.       Agent shall have received a certificate of a duly authorized officer of the Parent and each Borrower (collectively, the “Obligors”), certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

2.5.       Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

2.6.       Borrowers shall have paid all fees set forth in the Fee Letter.

2.7.       Agent shall have received a written opinion of counsel, in form and substance and by a law firm satisfactory to Agent, with respect to this Amendment and the Revolving Notes.

Section 3.         Representations.

In order to induce the Agent and the Lenders to enter into this Amendment, each Obligor hereby represent and warrant to the Bank that as of the date hereof:

3.1.       Authorization, Etc. The Obligors have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Obligors have taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with such Obligor’s execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligation of the Obligors, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the relevant Obligors does not (i) contravenes the terms of any Obligor’s Organic Documents; (ii) conflict with or constitute a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Security Documents) upon the Property of any Obligor by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which any Obligor is a party or which is binding upon it); or (iii) violates any requirement of law in any material respect.

3.2.       Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in the other Loan Documents are and shall be and remain true and correct.

3.3.       No Default. No Default or Event of Default exists under the Loan Agreement or shall result after giving effect to this Amendment. No Regulatory Event shall have occurred and be continuing.

3.4.       No Material Adverse Effect. Since December 31, 2020, no Material Adverse Effect has occurred.

Section 4.         Reaffirmations.

4.1.         Collateral. The Obligors heretofore executed and delivered to the Agent the Security Documents. The Obligors hereby acknowledge and agree that the Liens created and provided for by the Security Documents continue to secure, among other things, the Obligations arising under the Amended Loan Agreement; and the Security Documents and the rights and remedies of the Agent thereunder, the obligations of the Obligors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.       Guaranties. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Loan Agreement and the other Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Agent and the Lenders that, after giving effect to this Amendment, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the waivers or modifications to the Loan Agreement effected pursuant to this Amendment and (ii) nothing in the Amended Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Amended Loan Agreement.

Section 5.          Joinder.

5.1.       Upon the effectiveness of this Amendment, each of CIBC Bank USA and Axos Bank (each, a “New Lender” and collectively, the “New Lenders”) (i) shall be deemed automatically to have become a party to the Amended Loan Agreement and have all the rights and obligations of a “Lender” under the Amended Loan Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Amended Loan Agreement as if it were an original signatory thereto. Each New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Amended Loan Agreement as a condition to the making of the Revolver Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Agent or any other Lender and based on such documents and information as they have deemed appropriate, its own credit analysis and decisions relating to the Amended Loan Agreement. Each New Lender further acknowledges and agrees that the Agent has not made any representations or warranties about the credit worthiness of the Borrowers or any other party to the Amended Loan Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Amended Loan Agreement or any other Loan Document or the value of any security therefor.

5.2.       Upon effectiveness of this Amendment, the Lenders each agree to make such purchases and sales of interests in the outstanding Revolver Loans among themselves so that each Lender is then holding its full Pro Rata share of all Revolver Loans. Such purchases and sales shall be arranged through the Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith.

Section 6.          Miscellaneous.

6.1.      Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Amended Loan Agreement. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Obligors agree to comply with all of the terms, conditions, and provisions of the Amended Loan Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2.      The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Agent.

6.3.      This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Remainder Left Intentionally Blank]

In Witness Whereof, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By: /s/ Vickie D. Judy
Name: Vickie D. Judy
Title: Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation

By: /s/ Vickie D. Judy
Name: Vickie D. Judy
Title: VP, Secretary

TEXAS CAR MART, INC., a Texas corporation

By: /s/ Vickie D. Judy
Name: Vickie D. Judy
Title: VP, Secretary

PARENT:

AMERICA’S CAR MART, INC., a Texas corporation

By: /s/ Vickie D. Judy
Name: Vickie D. Judy
Title: CFO

[Signature Page to Amendment No. 3]

AGENT AND LENDERS:

BMO HARRIS BANK N.A., as Agent and a Lender

By:/s/ Guadalupe Marquez
Name: Guadalupe Marquez
Title: Managing Director

[Signature Page to Amendment No. 3]

BOKF, NA D/B/A BOK FINANCIAL, as a Lender

By: /s/ Jacob Hudson
Name: Jacob Hudson
Title: Arkansas President

[Signature Page to Amendment No. 3]

COMMERCE BANK, as a Lender

By: /s/ J. Anderson
Name: J. Anderson
Title: Senior Vice President

[Signature Page to Amendment No. 3]

ARVEST BANK, as a Lender

By: /s/ Andrew Coffey
Name: Andrew Coffey
Title: Senior Vice President

[Signature Page to Amendment No. 3]

FIRST HORIZON BANK, as a Lender

By: /s/ Blake Chandler
Name: Blake Chandler
Title: Senior Vice President

[Signature Page to Amendment No. 3]

WELLS FARGO BANK, N.A., as a Lender

By: /s/ William M. Laird
Name: William M. Laird
Title: SVP – Portfolio Manager

[Signature Page to Amendment No. 3]

MUFG UNION BANK, N.A., as a Lender

By: /s/ Adrian Avalos
Name: Adrian Avalos
Title: Director

[Signature Page to Amendment No. 3]

CIBC BANK USA, as a New Lender

By: /s/ Patrick Alexander
Name: Patrick Alexander
Title: Managing Director

[Signature Page to Amendment No. 3]

AXOS BANK, as a New Lender

By: /s/ David Park
Name: David Park
Title: EVP

[Signature Page to Amendment No. 3]

Schedule 1.1

Revolver Commitments of Lenders

Lender	Colonial Revolver Commitment	ACM-TCM Revolver Commitment	Total Revolver Commitment
BMO Harris Bank N.A.	$83,600,000	$4,400,000	$88,000,000
Wells Fargo Bank, N.A.	$79,800,000	$4,200,000	$84,000,000
MUFG Union Bank, N.A.	$79,800,000	$4,200,000	$84,000,000
Axos Bank	$79,800,000	$4,200,000	$84,000,000
First Horizon Bank	$71,250,000	$3,750,000	$75,000,000
BOKF, NA d/b/a BOK Financial	$52,250,000	$2,750,000	$55,000,000
CIBC Bank USA	$47,500,000	$2,500,000	$50,000,000
Arvest Bank	$38,000,000	$2,000,000	$40,000,000
Commerce Bank	$38,000,000	$2,000,000	$40,000,000
Total	$570,000,000	$30,000,000	$600,000,000